EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Balchem Corporation:

         We consent to the incorporation by reference the Registration Statement on Form S-8 of Balchem Corporation (the "Company") relating to the Company's (a) 1999 Stock Plan, (b) 1994 Incentive Stock Option Plan, as amended, (c) Stock Option Plan for Directors, as amended, and the Company's predecessor Stock Option Plan for Directors, and (d) options granted pursuant to agreements with Charles B. McClelland, as amended, of our report dated February 7, 1997, relating to the consolidated statements of operations of Balchem Corporation and subsidiaries, stockholders' equity and cash flows for the year ended December 31, 1996, which report appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

                                         /s/ Judelson, Giordano, Siegal, CPA, PC
                                         ---------------------------------------
                                             Judelson, Giordano, Siegal, CPA, PC

Middletown, New York
May 11, 1999